                                                                    EXHIBIT 99.1

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178
         HOLLY MOLTANE, DIRECTOR OF EXTERNAL FINANCIAL REPORTING, (248) 204-8590

                        MEADOWBROOK INSURANCE GROUP, INC.
              REPORTS THIRD QUARTER 2006 NET INCOME OF $5.1 MILLION
                   - THIRD QUARTER EARNINGS PER SHARE OF $0.17
            - 2006 YEAR-TO-DATE NET INCOME UP 23.9% TO $16.1 MILLION
                    - YEAR-TO-DATE GAAP COMBINED RATIO 96.9%

                              SOUTHFIELD, MICHIGAN
                                OCTOBER 31, 2006

THIRD QUARTER OVERVIEW:

Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $5.1 million in net income, or $0.17 per diluted share, for the quarter ended September 30, 2006, up 9.2%, compared to net income of $4.7 million, or $0.16 per diluted share, for the same period in 2005.

YEAR-TO-DATE OVERVIEW:

Net income for the nine months ended September 30, 2006, was $16.1 million, or $0.55 per diluted share. This was an increase of $3.1 million, or 23.9%, from net income of $13.0 million, or $0.44 per diluted share, for the comparable period in 2005.

YEAR-TO-DATE HIGHLIGHTS INCLUDED:

     -    Year-to-date earnings up 23.9%.

     -    Annualized return on beginning equity was 12.1%.

     -    Book value per share increased to $6.73.

     -    GAAP combined ratio improved to 96.9%.

Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: "Our strong year-to-date results reflect our commitment to underwriting discipline. We remain dedicated to increasing return on equity and continue to focus on growing our margins within our profitable specialty insurance and fee-for-service programs. We have been pleased with the continued growth within our fee-based operations and remain optimistic that additional growth opportunities exist. With our on-going success at leveraging fixed costs and the favorable impact of overall process improvements, our full year 2006 results should be in line with the high end of our revised guidance. This overall improvement continues even as our gross written premium volume temporarily flattens out as a result of isolated market pressures in some programs and our steadfast resolve to maintain underwriting profitability."

YEAR-TO-DATE RESULTS:

                                                                          PR1406

PRESS RELEASE                                                             PAGE 2


As noted above, net income for the nine months ended September 30, 2006, was $16.1 million, or $0.55 per diluted share. This was an increase of 23.9% over 2005 net income of $13.0 million, or $0.44 per diluted share.

Revenues:

Revenues increased $11.3 million, or 5.0%, to $239.2 million for the nine months ended September 30, 2006, compared to $227.9 million in 2005.

Net earned premiums increased $4.0 million, or 2.1%, to $191.3 million for the nine months ended September 30, 2006, from $187.3 million in 2005. This increase was primarily the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy, as well as the favorable impact from an increase in our retention levels on certain reinsurance treaties. Offsetting these increases was an overall decrease in audit related premiums in comparison to 2005. Year-to-date overall rates were down 2.5%.

Net commissions and fees increased $4.3 million, or 15.6%, to $31.6 million for the nine months ended September 30, 2006, from $27.3 million in 2005. Gross commissions and fees, before consolidation, were $68.9 million, compared to $65.2 million in 2005. These increases were the result of an increase in fee-for-service revenue from a Florida-based program implemented in 2005, our entry into the self-insured workers' compensation market in Nevada, an increase in commission revenue from our retail agency acquisition in November 2005, and organic growth within existing programs.

Net investment income increased $3.0 million, or 23.1%, to $16.2 million for the nine months ended September 30, 2006, from $13.2 million in 2005. Average invested assets increased $70.8 million, or 17.3%, to $480.8 million. The increase in average invested assets reflects cash flows from underwriting activities and an incremental and anticipated increase in the duration of our reserves. The increase in average invested assets also reflects $19.4 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005. The average investment yield increased to 4.5% for September 30, 2006, compared to 4.3% in 2005. The current pre-tax book yield was 4.3% and current after-tax book yield was 3.3%.

Expenses:

Incurred losses were $110.3 million for the nine months ended September 30, 2006, down from $113.3 million in 2005. The loss and loss adjustment expense ratio improved 2.6 percentage points to 62.6%, from 65.2% in 2005. This improvement primarily reflects overall improved results within the workers' compensation and professional liability lines of business, partially offset by a single property claim.

Policy acquisition and other underwriting expenses increased to $37.7 million for the nine months ended September 30, 2006, from $33.7 million in 2005. The GAAP expense ratio increased to 34.3%, from 33.6% in 2005. The increase in the expense ratio reflects a slight increase in gross external commissions because of the shift in the mix of business and a reduction in an accrual for estimated profit-based ceding commissions on an excess reinsurance treaty for a specific commercial transportation program. This decrease was the result of unfavorable loss development on a limited number of excess of loss claims from prior accident years on that specific program. As of September 30, 2006, the recorded accrual for this estimated profit-based ceding commission was less than $100,000; therefore we do not anticipate any further unfavorable adjustments as a result of this. This change in estimate increased the expense ratio by 0.9 percentage points for the year. Offsetting these increases was a reduction in insurance related assessments.

The GAAP combined ratio improved 1.9 percentage points to 96.9% for the nine months ended September 30, 2006, from 98.8% in 2005.

PRESS RELEASE                                                             PAGE 3


Salaries and employee benefits for the nine months ended September 30, 2006 increased $2.2 million, or 5.7%, to $41.4 million, from $39.2 million in 2005. This increase primarily reflects an increase in variable compensation. In addition, this increase was the result of an increase in staffing levels, primarily as a result of the recent additions of our Florida-based retail agency and our entry into the self-insured workers' compensation market in Nevada. Excluding those additions, overall staffing levels for 2006 were slightly higher in comparison to 2005.

Other administrative expenses increased $2.2 million, or 11.4%, to $22.1 million, from $19.9 million for the comparable period in 2005. This increase was the result of various increases in general operating expenses, primarily as a result of the recent additions of our Florida-based retail agency and our entry into the self-insured workers' compensation market in Nevada.

Interest expense increased $1.9 million to $4.4 million for the nine months ended September 30, 2006, from $2.5 million in 2005. This increase was primarily the result of the debentures issued in the third quarter of 2005, as well as an overall increase in the average interest rates on our debentures. The average interest rate, excluding our debentures, was approximately 6.8% for 2006, compared to 4.6% for 2005.

THIRD QUARTER RESULTS:

As noted above, net income for the third quarter of 2006 was $5.1 million, or $0.17 per diluted share. This was an increase of 9.2%, compared to $4.7 million, or $0.16 per diluted share, in the third quarter of 2005.

Revenues:

Revenues increased $1.9 million, or 2.4%, to $78.9 million for the quarter ended September 30, 2006, from $77.0 million for the comparable period in 2005.

Net earned premiums increased $483,000 to $63.7 million for the quarter ended September 30, 2006, from $63.2 million for the comparable period in 2005.

Net commissions and fees increased $412,000, or 4.5%, to $9.6 million for the quarter. This increase was primarily due to an increase in fee-for-service revenue as a result of our entry into the self-insured workers' compensation market in Nevada and organic growth within existing programs. In addition, this increase was the result of an increase in commission revenue from our retail agency acquisition in November 2005, offset by a decrease in commission revenue due to a reduction in premium on client renewals in our retail agency division.

Net investment income increased $993,000, or 21.6%, to $5.6 million for the quarter ended September 30, 2006, from $4.6 million for the comparable period in 2005. Average invested assets increased $73.4 million, or 17.8%, to $486.1 million for the quarter ended September 30, 2006. The increase in average invested assets reflects cash flows from underwriting activities and an incremental and anticipated increase in the duration of our reserves. The increase in average invested assets also reflects $19.4 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005. The average investment yield increased to 4.6% for September 30, 2006, compared to 4.5% in 2005. The current pre-tax book yield was 4.3%. The current after-tax book yield for the quarter ended September 30, 2006 was 3.3%, compared to 3.0% for the comparable period in 2005. This increase was primarily the result of the shift in our investment portfolio to tax-exempt investments. The duration of the investment portfolio was 3.9 years.

Expenses:

Incurred losses decreased $2.3 million, or 6.1%, to $36.1 million for the quarter ended September 30, 2006, from $38.4 million for the comparable period in 2005. The loss and loss adjustment expense ratio improved

PRESS RELEASE                                                             PAGE 4


3.8 percentage points to 61.7%, from 65.5% in 2005. This improvement primarily reflects overall improved results within the workers' compensation and professional liability lines of business, partially offset by a single property claim.

Policy acquisition and other underwriting expenses increased $1.2 million, or 9.3%, to $13.1 million for the quarter ended September 30, 2006, from $11.9 million in 2005. The GAAP expense ratio was 35.5% for the quarter, compared to 34.3% in 2005. The increase in the expense ratio reflects a slight increase in gross external commissions because of the shift in the mix of business and a reduction in an accrual for estimated profit-based ceding commissions on an excess reinsurance treaty for a specific commercial transportation program. As previously indicated, this decrease was the result of unfavorable loss development on a limited number of excess of loss claims from prior accident years on that specific program. As previously indicated, we do not anticipate any further unfavorable adjustments as a result of this. This change in estimate increased the expense ratio by 1.3 percentage points in the quarter.

The GAAP combined ratio for the third quarter of 2006 was 97.2% compared to 99.8% in 2005.

Salaries and employee benefits for the quarter ended September 30, 2006 increased $1.3 million, or 9.8%, to $14.2 million, from $12.9 million in 2005. This increase is primarily the result of the recent additions of our Florida-based retail agency and our entry into the self-insured workers' compensation market in Nevada. Excluding those additions, overall staffing levels in 2006 were slightly higher in comparison to 2005. In addition, this increase is the result of a slight increase in variable compensation in comparison to 2005.

Other administrative expenses increased $871,000, or 14.4%, to $6.9 million for the quarter ended September 30, 2006, from $6.0 million in 2005. This increase was the result of various increases in other general operating expenses, primarily as a result of the recent additions of our Florida-based retail agency and our entry into the self-insured workers' compensation market in Nevada.

Interest expense increased $610,000, or 64.4%, to $1.6 million for the quarter, from $948,000 in 2005. This increase was primarily the result of the debentures issued in the third quarter of 2005, as well as an overall increase in the average interest rates on our debentures. The average interest rate, excluding our debentures, was approximately 6.6% for 2006, compared to 4.9% for 2005.

OTHER MATTERS:

Shareholders' Equity:

Shareholders' equity increased to $195.5 million, or $6.73 per common share, at September 30, 2006, compared to $177.4 million, or $6.19 per common share, at December 31, 2005. This $0.54 per share increase in book value primarily reflects year-to-date earnings. The investment portfolio is invested 99.7% in investment grade fixed income securities. We continue to invest in securities with minimum credit risk and have the ability and intent to hold those securities to maturity.

At September 30, 2006, our debt-to-equity ratio was 33.6%, compared to 34.4% at December 31, 2005. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 5.0% at September 30, 2006, compared to 2.8% at December 31, 2005.

Statutory Surplus:

Statutory surplus increased $19.8 million, to $160.9 million at September 30, 2006, from $141.1 million at December 31, 2005. The increase in statutory surplus was primarily due to statutory net income.

Income Taxes:

PRESS RELEASE                                                             PAGE 5


The effective federal tax rate for the nine months ended September 30, 2006 was 29.5%, compared to 30.1% in 2005 due to a shift towards increasing investments in tax-exempt securities. Our effective tax rate differs from the 35% statutory rate, primarily due to interest income from tax-exempt securities.

Earnings Outlook:

As previously announced, our revised outlook for the full year 2006, included an earnings target of $0.68-$0.71 per share. This outlook included the following targets: gross written premiums of $340.0 million to $350.0 million, gross commissions and fees of $90.0 million to $92.0 million, and a combined ratio between 97.0% and 98.0%. Based upon the results of the first nine months of 2006, we believe we are on target with the high end of our revised guidance. The full year 2007 anticipated earnings are expected to grow to $0.80-$0.85 per share. This outlook includes the following targets: gross written premiums of $375.0 million to $385.0 million, gross commissions and fees of $92.0 million to $94.0 million, and a combined ratio between 97.5% and 98.5%.

Commenting on the earnings outlook, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: "Our 2007 full year guidance anticipates earnings growth of 10% to 17%, or $0.80 to $0.85 net operating income per share. The low end of this range would result in a two year compound average growth rate of approximately 15.0%, which is consistent with our stated long-term goal of achieving average annual growth in earnings of 15%, while maintaining underwriting discipline through softer insurance market cycles. Our corporate strategy emphasizes a balance of revenue growth between commissions, fees, and underwritten premiums, and improving productivity and customer service through investments in technology, training, and overall improvements in our business processes."

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

PRESS RELEASE                                                             PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                2006           2005
                                                -------------   ------------
BALANCE SHEET DATA

ASSETS
   Cash and invested assets                        $501,410       $460,233
   Premium & agents balances                        106,560         84,807
   Reinsurance recoverable                          201,422        202,581
   Deferred policy acquisition costs                 27,118         26,371
   Prepaid reinsurance premiums                      22,964         24,588
   Goodwill                                          30,802         30,802
   Other assets                                      73,829         71,962
                                                   --------       --------
TOTAL ASSETS                                       $964,105       $901,344
                                                   ========       ========
LIABILITIES
   Loss and loss adjustment expense reserves       $493,641       $458,677
   Unearned premium reserves                        145,531        140,990
   Debt                                               9,700          7,000
   Debentures                                        55,930         55,930
   Other liabilities                                 63,846         61,382
                                                   --------       --------
TOTAL LIABILITIES                                   768,648        723,979
STOCKHOLDERS' EQUITY
   Common stockholders' equity                      195,457        177,365
                                                   --------       --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $964,105       $901,344
                                                   ========       ========
BOOK VALUE PER COMMON SHARE                        $   6.73       $   6.19
BOOK VALUE PER COMMON SHARE EXCLUDING
   UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
   SECURITIES, NET OF DEFERRED TAXES               $   6.75       $   6.23

PRESS RELEASE                                                             PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

                                                                 FOR THE QUARTER           FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT SHARE & PER SHARE DATA)               -------------------------   -------------------------
SUMMARY DATA                                                    2006          2005          2006          2005
------------                                                -----------   -----------   -----------   -----------
   Gross written premiums                                   $    85,827   $    86,075   $   249,098   $   253,027
   Net written premiums                                          68,905        67,420       197,491       197,698

REVENUES
   Net earned premiums                                      $    63,688   $    63,205   $   191,326   $   187,356
   Commissions and fees (net)                                     9,612         9,200        31,599        27,333
   Net investment income                                          5,584         4,591        16,203        13,159
   Net realized gains                                                28            41            46            31
                                                            -----------   -----------   -----------   -----------
      TOTAL REVENUES                                             78,912        77,037       239,174       227,879

EXPENSES
   Net losses & loss adjustment expenses (1)                     36,129        38,469       110,318       113,331
   Salaries & employee benefits                                  14,183        12,913        41,397        39,166
   Interest expense                                               1,558           948         4,445         2,527
   Policy acquisition and other underwriting expenses (1)        13,059        11,947        37,663        33,740
   Other administrative expenses                                  6,908         6,037        22,142        19,868
                                                            -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                             71,837        70,314       215,965       208,632

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                    7,075         6,723        23,209        19,247
   Income tax expense                                             2,056         2,048         7,215         6,250
   Equity earnings (loss) of affiliates                              74           (13)           99           (12)
                                                            -----------   -----------   -----------   -----------
NET INCOME                                                  $     5,093   $     4,662   $    16,093   $    12,985
                                                            ===========   ===========   ===========   ===========
NET OPERATING INCOME (2)                                    $     5,075   $     4,635   $    16,063   $    12,965
                                                            ===========   ===========   ===========   ===========

DILUTED EARNINGS PER COMMON SHARE
   Net income                                               $      0.17   $      0.16   $      0.55   $      0.44
   Net operating income                                     $      0.17   $      0.16   $      0.54   $      0.44

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           29,498,596    29,269,638    29,509,892    29,363,045

GAAP RATIOS:
   Loss & LAE ratio                                                61.7%         65.5%         62.6%         65.2%
   Other underwriting expense ratio                                35.5%         34.3%         34.3%         33.6%
                                                            -----------   -----------   -----------   -----------
   GAAP combined ratio                                             97.2%         99.8%         96.9%         98.8%
                                                            ===========   ===========   ===========   ===========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

PRESS RELEASE                                                             PAGE 8


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                        FOR THE QUARTER     FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                      -------------------   -------------------
(IN THOUSANDS)                                                           2006      2005       2006       2005
                                                                       -------   -------    --------   --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                    $63,688   $63,205    $191,326   $187,356
Consolidated net loss and LAE (1)                                      $36,129   $38,469    $110,318   $113,331
Intercompany claim fees                                                  3,145     2,944       9,418      8,737
                                                                       -------   -------    --------   --------
Unconsolidated net loss and LAE                                        $39,274   $41,413    $119,736   $122,068
                                                                       =======   =======    ========   ========
   GAAP loss and LAE ratio                                                61.7%     65.5%       62.6%      65.2%
Consolidated policy acquisition and other underwriting expenses (1)    $13,059   $11,947    $ 37,663   $ 33,740
Intercompany administrative and other underwriting fees                  9,522     9,743      27,930     29,171
                                                                       -------   -------    --------   --------
Unconsolidated policy acquisition and other underwriting expenses      $22,581   $21,690    $ 65,593   $ 62,911
                                                                       =======   =======    ========   ========
   GAAP other underwriting expense ratio                                  35.5%     34.3%       34.3%      33.6%
GAAP combined ratio                                                       97.2%     99.8%       96.9%      98.8%

                                                                        2006      2005       2006      2005
                                                                      -------   -------    -------   -------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
   Management fees                                                    $ 4,699   $ 4,328    $14,320   $12,624
   Claims fees                                                          2,295     1,799      6,746     5,317
   Loss control fees                                                      552       611      1,683     1,739
   Reinsurance brokerage                                                   79       124        640       563
                                                                      -------   -------    -------   -------
Total managed programs                                                  7,625     6,862     23,389    20,243
Agency commissions                                                      2,401     2,917      9,540     8,859
Intersegment revenue                                                     (414)     (579)    (1,330)   (1,769)
                                                                      -------   -------    -------   -------
Net commissions and fees                                                9,612     9,200     31,599    27,333
Intercompany commissions and fees                                      12,667    12,687     37,348    37,908
                                                                      -------   -------    -------   -------
Gross commissions and fees                                            $22,279   $21,887    $68,947   $65,241
                                                                      =======   =======    =======   =======

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

PRESS RELEASE                                                             PAGE 9


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)                                      2003A         2004A         Q105A         Q205A         Q305A
                                                          -----------   -----------   -----------   -----------   -----------
SUMMARY DATA
   Gross written premiums                                 $   253,280   $   313,493   $    90,992   $    75,959   $    86,075
   Net written premiums                                       189,827       233,961        68,990        61,288        67,420

INCOME STATEMENT

REVENUES
   Net earned premiums                                    $   151,205   $   214,493   $    60,787   $    63,364   $    63,205
   Commissions and fees (net)                                  45,291        40,535        10,099         8,034         9,200
   Net investment income                                       13,484        14,911         4,091         4,477         4,591
   Net realized gains (losses)                                    823           339          (114)          104            41
                                                          -----------   -----------   -----------   -----------   -----------
      TOTAL REVENUES                                          210,803       270,278        74,863        75,979        77,037

EXPENSES
   Net losses & loss adjustment expenses                       98,472       135,938        37,134        37,728        38,469
   Policy acquisition and other underwriting expenses          23,606        33,424        10,822        10,971        11,947
   Other administrative expenses                               23,232        25,964         7,785         6,046         6,037
   Salaries & employee benefits                                48,238        52,297        12,605        13,648        12,913
   Interest expense                                               977         2,281           773           806           948
                                                          -----------   -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                          194,525       249,904        69,119        69,199        70,314

INCOME BEFORE TAXES AND EQUITY EARNINGS                        16,278        20,374         5,744         6,780         6,723
   Income tax expense                                           6,182         6,352         1,952         2,250         2,048
   Equity earnings (loss) of affiliates                             3            39           (49)           50           (13)
                                                          -----------   -----------   -----------   -----------   -----------
NET INCOME                                                $    10,099   $    14,061   $     3,743   $     4,580   $     4,662
   Net realized capital gain (loss), net of tax                   543           224           (74)           68            27
                                                          -----------   -----------   -----------   -----------   -----------
OPERATING INCOME                                          $     9,556   $    13,837   $     3,817   $     4,512   $     4,635
                                                          ===========   ===========   ===========   ===========   ===========
   Weighted average common shares outstanding              29,268,799    29,420,508    29,481,870    29,443,933    29,269,638
   Shares O/S at end of the period                         29,022,435    29,074,832    29,017,682    29,172,892    28,759,282

PER SHARE DATA (DILUTED)
   Net income                                             $      0.35   $      0.48   $      0.13   $      0.16   $      0.16
   Net realized gain (loss), net of tax                   $      0.02   $      0.01   $        --   $      0.01   $        --
   Operating income                                       $      0.33   $      0.47   $      0.13   $      0.15   $      0.16

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                            70.1%         67.9%         65.6%         64.4%         65.5%
GAAP Expense ratio                                               34.3%         33.5%         33.7%         32.7%         34.3%
                                                          -----------   -----------   -----------   -----------   -----------
GAAP COMBINED RATIO                                             104.4%        101.4%         99.3%         97.1%         99.8%
                                                          ===========   ===========   ===========   ===========   ===========

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                       $   151,205   $   214,493   $    60,787   $    63,364   $    63,205
Consolidated net loss and LAE                             $    98,472   $   135,938   $    37,134   $    37,728   $    38,469
Intercompany claim fees                                         7,514         9,691         2,716         3,077         2,944
                                                          -----------   -----------   -----------   -----------   -----------
Unconsolidated net loss and LAE                           $   105,986   $   145,629   $    39,850   $    40,805   $    41,413
                                                          ===========   ===========   ===========   ===========   ===========
   GAAP NET LOSS AND LAE RATIO                                   70.1%         67.9%         65.6%         64.4%         65.5%
Consolidated Policy acquisition and other
   underwriting expenses                                  $    23,606   $    33,424   $    10,822   $    10,971   $    11,947
Intercompany administrative and other underwriting fees        28,296        38,359         9,656         9,772         9,743
                                                          -----------   -----------   -----------   -----------   -----------
Unconsolidated policy acquisition and other
   underwriting expenses                                  $    51,902   $    71,783   $    20,478   $    20,743   $    21,690
                                                          ===========   ===========   ===========   ===========   ===========
   GAAP EXPENSE RATIO                                            34.3%         33.5%         33.7%         32.7%         34.3%
GAAP COMBINED RATIO                                             104.4%        101.4%         99.3%         97.1%         99.8%

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                     $    18,751   $    16,253   $     4,196   $     4,100   $     4,328
      Claims fees                                              14,756        13,207         1,752         1,766         1,799
      Loss control fees                                         2,303         2,174           573           555           611
      Reinsurance brokerage                                       308           420           345            94           124
                                                          -----------   -----------   -----------   -----------   -----------
   Total managed programs                                      36,118        32,054         6,866         6,515         6,862
   Agency commissions                                           9,378         9,805         3,960         1,982         2,917
   Intersegment commissions and fees                             (205)       (1,324)         (727)         (463)         (579)
                                                          -----------   -----------   -----------   -----------   -----------
   Net Commissions and fees                                    45,291        40,535        10,099         8,034         9,200
   Intercompany commissions and fees                           35,810        48,050        12,372        12,849        12,687
                                                          -----------   -----------   -----------   -----------   -----------
   Gross commissions and fees                             $    81,101   $    88,585   $    22,471   $    20,883   $    21,887
                                                          ===========   ===========   ===========   ===========   ===========

(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)                                      Q405A         2005A         Q106A         Q206A         Q306A
                                                          -----------   -----------   -----------   -----------   -----------
SUMMARY DATA
   Gross written premiums                                 $    79,183   $   332,209   $    89,010   $    74,261   $    85,827
   Net written premiums                                        60,436       258,134        69,381        59,205        68,905

INCOME STATEMENT

REVENUES
   Net earned premiums                                    $    62,603   $   249,959   $    63,124   $    64,514   $    63,688
   Commissions and fees (net)                                   8,583        35,916        11,289        10,698         9,612
   Net investment income                                        4,816        17,975         5,239         5,380         5,584
   Net realized gains (losses)                                    136           167            (7)           25            28
                                                          -----------   -----------   -----------   -----------   -----------
      TOTAL REVENUES                                           76,138       304,017        79,645        80,617        78,912

EXPENSES
   Net losses & loss adjustment expenses                       38,211       151,542        37,043        37,146        36,129
   Policy acquisition and other underwriting expenses          10,699        44,439        11,424        13,180        13,059
   Other administrative expenses                                7,315        27,183         7,959         7,275         6,908
   Salaries & employee benefits                                12,165        51,331        13,368        13,846        14,183
   Interest expense                                             1,329         3,856         1,388         1,499         1,558
                                                          -----------   -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                           69,719       278,351        71,182        72,946        71,837

INCOME BEFORE TAXES AND EQUITY EARNINGS                         6,419        25,666         8,463         7,671         7,075
   Income tax expense                                           1,507         7,757         2,847         2,312         2,056
   Equity earnings (loss) of affiliates                            13             1             9            16            74
                                                          -----------   -----------   -----------   -----------   -----------
NET INCOME                                                $     4,925   $    17,910   $     5,625   $     5,375   $     5,093
   Net realized capital gain (loss), net of tax                    88           109            (4)           16            18
                                                          -----------   -----------   -----------   -----------   -----------
OPERATING INCOME                                          $     4,837   $    17,801   $     5,629   $     5,359   $     5,075
                                                          ===========   ===========   ===========   ===========   ===========
   Weighted average common shares outstanding              29,406,994    29,653,067    29,452,693    29,571,925    29,498,596
   Shares O/S at end of the period                         28,672,009    28,672,009    28,814,544    28,833,616    29,048,146

PER SHARE DATA (DILUTED)
   Net income                                             $      0.17   $      0.60   $      0.19   $      0.18   $      0.17
   Net realized gain (loss), net of tax                   $      0.01   $        --   $        --   $        --   $        --
   Operating income                                       $      0.16   $      0.60   $      0.19   $      0.18   $      0.17

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                            65.5%         65.2%         63.7%         62.4%         61.7%
GAAP Expense ratio                                               33.2%         33.5%         32.5%         34.8%         35.5%
                                                          -----------   -----------   -----------   -----------   -----------
GAAP COMBINED RATIO                                              98.7%         98.7%         96.2%         97.2%         97.2%
                                                          ===========   ===========   ===========   ===========   ===========
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                       $    62,603   $   249,959   $    63,124   $    64,514   $    63,688
Consolidated net loss and LAE                             $    38,211   $   151,542   $    37,043   $    37,146   $    36,129
Intercompany claim fees                                         2,786        11,523         3,158         3,115         3,145
                                                          -----------   -----------   -----------   -----------   -----------
Unconsolidated net loss and LAE                           $    40,997   $   163,065   $    40,201   $    40,261   $    39,274
                                                          ===========   ===========   ===========   ===========   ===========
   GAAP NET LOSS AND LAE RATIO                                   65.5%         65.2%         63.7%         62.4%         61.7%
Consolidated Policy acquisition and other
   underwriting expenses                                  $    10,699   $    44,439   $    11,424   $    13,180   $    13,059
Intercompany administrative and other underwriting fees        10,060        39,231         9,117         9,291         9,522
                                                          -----------   -----------   -----------   -----------   -----------
Unconsolidated policy acquisition and other
   underwriting expenses                                  $    20,759   $    83,670   $    20,541   $    22,471   $    22,581
                                                          ===========   ===========   ===========   ===========   ===========
   GAAP EXPENSE RATIO                                            33.2%         33.5%         32.5%         34.8%         35.5%
GAAP COMBINED RATIO                                              98.7%         98.7%         96.2%         97.2%         97.2%

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                     $     4,117   $    16,741   $     4,531   $     5,090         4,699
      Claims fees                                               1,796         7,113         2,100         2,351         2,295
      Loss control fees                                           521         2,260           538           593           552
      Reinsurance brokerage                                        97           660           418           143            79
                                                          -----------   -----------   -----------   -----------   -----------
   Total managed programs                                       6,531        26,774         7,587         8,177         7,625
   Agency commissions                                           2,445        11,304         4,261         2,878         2,401
   Intersegment commissions and fees                             (393)       (2,162)         (559)         (357)         (414)
                                                          -----------   -----------   -----------   -----------   -----------
   Net Commissions and fees                                     8,583        35,916        11,289        10,698         9,612
   Intercompany commissions and fees                           12,846        50,754        12,275        12,406        12,667
                                                          -----------   -----------   -----------   -----------   -----------
   Gross commissions and fees                             $    21,429   $    86,670   $    23,564   $    23,104   $    22,279
                                                          ===========   ===========   ===========   ===========   ===========